UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue

Greensboro, North Carolina 27410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2016, William L. Jasper retired from his position as Chief Executive Officer of Unifi, Inc. (the “Company”), effective that day. Mr. Jasper will remain with the Company as a member of its board of directors (the “Board”). In connection with his retirement, Mr. Jasper and the Company entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which, and subject to his execution and non-revocation of a release of claims, Mr. Jasper (i) will serve as a consultant to the Company for the 12 months following his retirement, (ii) will be paid an amount equal to his current base salary, or $750,000, in 12 equal monthly installments for his consulting services, (iii) will not receive an annual bonus for the Company’s fiscal year ending June 26, 2016, (iv) will be reimbursed for the cost of group health care benefits continuation for up to 12 months, (v) will not use or disclose the Company’s confidential information and (vi) will not compete with the Company or solicit employees or customers of the Company for 12 months following his retirement. The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On April 27, 2016, the Board appointed Thomas H. Caudle, Jr. as President of the Company and elected him to the Board, both effective that day. Mr. Caudle’s term as a director will expire at the Company’s 2016 annual meeting of shareholders. Mr. Caudle, age 64, has been the Vice President of Manufacturing of the Company since October 2006. He served as Vice President of Global Operations from April 2003 until his appointment as Vice President of Manufacturing. Prior to April 2003, Mr. Caudle had been Senior Vice President in charge of manufacturing for the Company since July 2000 and Vice President of Manufacturing Services since January 1999. Mr. Caudle has been an employee of the Company since 1982. Mr. Caudle has not been named to any committees of the Board. There are no arrangements or understandings between Mr. Caudle and any other persons pursuant to which he was selected as President or as a director. Mr. Caudle has no family relationships with any of the Company’s directors or executive officers. There are no transactions involving the Company and Mr. Caudle that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

On April 27, 2016, the Board elected James M. Kilts and Robert J. Bishop to the Board, effective that day, each with a term expiring at the Company’s 2016 annual meeting of shareholders. Messrs. Kilts and Bishop were each initially identified and recommended to the Board as a potential director by the independent directors on the Board. As of the date hereof, neither Mr. Kilts nor Mr. Bishop has been named to any committees of the Board. There are no arrangements or understandings between either Mr. Kilts or Mr. Bishop and any other persons pursuant to which he was selected as a director. There are no transactions involving the Company and Mr. Kilts or Mr. Bishop that the Company would be required to report pursuant to Item 404(a) of Regulation S-K. Messrs. Kilts and Bishop will receive compensation as directors in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Directors’ Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 4, 2015, as adjusted by the Board from time to time.

Mr. Kilts founded Centerview Capital in 2006 and is a partner of the firm. From 2005 to 2006, he was Vice Chairman of the board at The Procter & Gamble Company. He was Chairman and Chief Executive Officer of The Gillette Company from 2001 to 2005 and President from 2003 to 2005. From 1998 to 2000, he was President and Chief Executive Officer of Nabisco Group Holdings Corporation. He is a member of the board of directors of Nielsen Holdings N.V., Pfizer Inc. and MetLife, Inc. Previously, he was a member of the board of directors of Big Heart Pet Brands, MeadWestvaco, Delta Airlines, May Department Stores, The New York Times, Whirlpool, The International Executive Service Corps and The Grocery Manufacturers Association.

Mr. Bishop founded Impala Asset Management, a private investment management company, in 2004. He is the Managing Principal of the firm and manages the Impala, Waterbuck and Alpha Funds. From 2002 to 2003, he was Chief Investment Officer at Soros Fund Management overseeing the Quantum Endowment Fund. From 1998 to 2002, he was a Principal at Maverick Capital. Mr. Bishop was a Portfolio Manager at Kingdon Capital from 1995 to 1998 and, from 1992 to 1995, he was a Managing Director of Tiger Management.

On April 27, 2016, the Board elected James D. Mead, a director of the Company, as Non-Executive Chairman of the Board, effective that day.

On April 27, 2016, R. Roger Berrier, Jr. resigned from his positions as President and Chief Operating Officer of the Company and as a member of the Board, all effective that day. In connection with his resignation, Mr. Berrier and the Company entered into an Agreement (the “Agreement”). Pursuant to the Agreement, and subject to his execution and non-revocation of a release of claims, Mr. Berrier agreed not to compete with the Company or solicit its employees or customers for the 12 months following his resignation and not to use or disclose the Company’s confidential information. Also under the Agreement, Mr. Berrier and the Company agreed that all of Mr. Berrier’s unexercised vested and unvested stock options to purchase Company common stock and deferred restricted stock units convertible into Company common stock would be terminated and that he will cooperate in the transition of his duties in exchange for four quarterly payments from the Company totaling $540,000. The Agreement further provides that the Company will reimburse Mr. Berrier for the cost of group health care benefits continuation for up to 12 months and that Mr. Berrier will not receive an annual bonus for the Company’s fiscal year ending June 26, 2016. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Consulting Agreement between Unifi, Inc. and William L. Jasper dated April 27, 2016

10.2	Agreement between Unifi, Inc. and R. Roger Berrier, Jr. dated April 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Dated: April 28, 2016	By:	/s/ SEAN D. GOODMAN
Sean D. Goodman
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement between Unifi, Inc. and William L. Jasper dated April 27, 2016

10.2	Agreement between Unifi, Inc. and R. Roger Berrier, Jr. dated April 27, 2016